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                          MANAGEMENT SERVICE AGREEMENT


This Management Service Agreement is made and entered into by Pick Communications Corp. of 8401 NW 53rd Terrace, Suite 119, Miami, FL 33166 ("PICK" and the "Company") and Saicol Limited of Clarendon House, Church Street, Hamilton, Bermuda ("Saicol").

1.  Scope of Service

    Pick agrees to engage Saicol for the purpose of providing management services to Picknet UK Plc, a wholly-owned subsidiary of Pick, to include
    (a) The provision Of services for the letter of intent entered into between Atlantic Tele-Network, Inc., ("ATN") and Pick whereby ATN intends to acquire the Picknet UK Plc and Picknet, Inc., (b) The provision of office space and the maintenance of equipment locations within the United Kingdom, (c) Accounting maintenance and storage, (d) Licensing and U.K. government filing requirements under OFTEL, Companies House, VAT, Inland Revenue and the Department of Trade and Industry, (e) Supervision of U.K. accountancy and law-firms, (f) Negotiation and management of agreements for the provision of fibre and satellite unlinking stations.

(2) Term of Agreement

    This agreement will be retroactive to 30 June 1999 and continue in effect until (he finalization of the sale of the Picknet Companies and all of its antecedent work.

(3) Compensation and Expenses

    Pick agrees to pay Saicol, as compensation under this Agreement in U.S. Dollars by wire transfer to an account to be nominated by Saicol monthly in arrears and no later then the 15th of the following month of service.

    (a) Compensation Schedule:    US $15,000 per month.

    (b) Expenses:
        o  Travel in England and miscellaneous
        o  Travel outside of England

(4) Obligations Surviving Agreement Termination

    Saicol will be entitled to the compensation set forth in Section 3 upon the termination of this agreement.


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(5) Indemnification

    Pick agrees to indemnify and hold harmless Saicol and its affiliates and associate companies and their respective officers and directors from any and all losses, claims, damages, liabilities or actions in respect thereof related to or arising out of Saicol's actions authorized by the Company in connection, with this agreement. Saicol will be reimbursed by Pick for all expenses Including reasonable counsel fees as they art incurred by Saicol in connection with litigation in which Saicol and its affiliate and associate companies and their respective officers and directors is a party.

(6) Agreement and Governing Law

    This agreement gets forth the entire understanding of the parties and supercedes prior communications, understandings, and Agreements between the parties.

In witness thereof, the parties have executed this Agreement on 4 May 2000.

Pick Communications Corp.                           Saicol Limited

By: /s/ Diego Leiva                                 By: /s/ Robert Sams
    ---------------------------                         ------------------------
Title: Chairman                                     Title: President




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